EXHIBIT 99.1

II-VI Incorporated Successfully Completes Tender Offer for Shares of ANADIGICS, Inc.

WARREN, N.J., March 14, 2016 – ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”), a world leader in radio frequency (RF) solutions, today announced the successful completion of the tender offer by a wholly-owned acquisition subsidiary of II-VI Incorporated (Nasdaq: IIVI) for all outstanding shares of common stock of ANADIGICS for $0.85 per share in cash (the “Offer”).

The Offer and withdrawal rights expired at 11:59 P.M. (New York City time) on March 11, 2016. Computershare Trust Company, N.A., the depositary for the tender offer, has indicated preliminarily that approximately 47,782,407 shares were validly tendered in the Offer and not validly withdrawn (not including approximately 4,218,728 shares delivered through notices of guaranteed delivery), representing approximately 52.92% of the outstanding common stock of ANADIGICS.

II-VI’s wholly owned subsidiary, Regulus Acquisition Sub, Inc. (“Regulus”), will accept for payment in accordance with the terms of the Offer all shares that were validly tendered and not validly withdrawn prior to the expiration of the Offer (including all shares delivered through notices of guaranteed delivery), and payment for such shares will be made promptly, in accordance with the terms of the Offer.

II-VI and Regulus expect to effect a merger of Regulus with and into ANADIGICS without a vote or meeting of ANADIGICS shareholders promptly following acceptance of and payment for the tendered shares. The merger is expected to be completed on or about March 14, 2016. In the merger, each outstanding share of ANADIGICS common stock not tendered and purchased in the Offer (other than those as to which holders properly exercise dissenters rights, if any) will be converted into the right to receive the same $0.85 per share price, without interest and less any applicable withholding taxes, that was paid in the tender offer. As a result of the merger, ANADIGICS will become a wholly owned subsidiary of II-VI. Following the merger, ANADIGICS’s common stock will be delisted and cease to be traded on Nasdaq.

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About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, the Company offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and those discussed elsewhere herein.